Exhibit 99.1

For Immediate Release

Contact: Jerry Baack

President and Chief Executive Officer

Bridgewater Bancshares, Inc.

952-893-6866

Jerry.Baack@bwbmn.com

March 16, 2018

BRIDGEWATER BANCSHARES, INC. ANNOUNCES CLOSING OF

INITIAL PUBLIC OFFERING

Bloomington, MN —Bridgewater Bancshares, Inc. (“Bridgewater”) (Nasdaq: BWB) announced today that it has completed its previously announced initial public offering.  In the offering, Bridgewater sold 5,379,513 shares, including 1,005,000 shares of common stock sold pursuant to the exercise in full by the underwriters of their option to purchase additional shares, at an initial public offering price of $11.75 per share, resulting in net proceeds to Bridgewater, after deducting underwriting discounts and commissions and estimated offering expenses, of $58.4 million. The selling shareholders sold an additional 2,325,487 shares of common stock in the offering at the initial public offering price.  Bridgewater did not receive any proceeds from the sale of shares of common stock sold by the selling shareholders in the offering.  The shares began trading on the Nasdaq Capital Market on Wednesday, March 14, 2018, under the symbol “BWB.”

Sandler O’Neill + Partners, L.P. and D.A. Davidson & Co. acted as joint book-running managers for the offering.  Copies of the final prospectus related to the offering may be obtained from: Sandler O’Neill + Partners, L.P., Attention: Syndicate, 1251 Avenue of the Americas, 6th Floor, New York, New York 10020, by emailing syndicate@sandleroneill.com or by calling (866) 805-4128, or D.A. Davidson & Co., Attention: Syndicate, 8 Third Street North, Great Falls, Montana 59401, by calling 1-800-332-5915 or by emailing prospectusrequest@dadco.com.

A registration statement, including a prospectus, relating to the common stock was declared effective by the Securities and Exchange Commission on March 13, 2018. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Bridgewater Bancshares, Inc.

Bridgewater Bancshares, Inc. is the holding company for Bridgewater Bank, a full-service commercial bank formed in 2005 to serve the diverse needs of commercial real estate investors, small business entrepreneurs and high-net-worth individuals.  Bridgewater Bank has six locations serving clients across the Minneapolis-St. Paul-Bloomington metropolitan statistical area in Minnesota and offers a full array of simple, quality loan and deposit products primarily for commercial clients.  As of December 31, 2017, Bridgewater Bank had total assets of approximately $1.6 billion, total loans of approximately $1.3 billion, total deposits of approximately $1.3 billion and total shareholders’ equity of approximately $137.2 million.

Forward-Looking Statements

This press release includes “forward-looking statements,” including with respect to the initial public offering.  Forward-looking statements are subject to many risks and uncertainties, including, but not limited to changes in general economic, business and political conditions, including changes in the financial markets, and other risks detailed in the “Cautionary Note Regarding Forward-Looking Statements,” “Risk Factors” and other sections of the registration statement.  Potential investors should note that the forward-looking statements included in this press release are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “will,” “propose,” “may,” “plan,” “seek,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue,” or similar terminology. Any forward-looking statements presented herein are made only as of the date of this press release, and Bridgewater does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.